C3 AI Announces Second Quarter Fiscal 2024 Financial Results
Revenue accelerated 17% year-over-year; Increased traction in C3 Generative AI
Customer engagement increased 81% year-over-year

REDWOOD CITY, Calif. — December 6, 2023 — C3.ai, Inc. (“C3 AI,” “C3,” or the “Company”) (NYSE: AI), the Enterprise AI application software company, today announced financial results for its fiscal second quarter ended October 31, 2023.
“It was a solid quarter, with total revenue growing 17% year-over-year to $73.2 million, and customer engagement growing by 81% year-over-year. We saw unprecedented interest and traction in our generative AI offerings. Importantly, we are seeing a return to accelerating revenue growth as we continue our transition to a consumption-based pricing model,” said C3 AI CEO and Chairman Thomas M. Siebel. “In the trailing four quarters, we have seen top line year-over-year revenue growth increase from -4% in Q3 FY23, to 0% in Q4 FY23, to 11% in Q1 FY24, to 17% in Q2 FY24.”

Fiscal Second Quarter 2024 Financial Highlights
•Revenue: Total revenue for the quarter was $73.2 million, an increase of 17% compared to $62.4 million one year ago.
•Subscription Revenue: Subscription revenue for the quarter was $66.4 million, constituting 91% of total revenue, an increase of 12% compared to $59.5 million one year ago.
•Gross Profit: GAAP gross profit for the quarter was $41.1 million, representing a 56% gross margin. Non-GAAP gross profit for the quarter was $50.4 million, representing a 69% non-GAAP gross margin.
•Net Loss per Share: GAAP net loss per share was $(0.59). Non-GAAP net loss per share was $(0.13).
•Cash Reserves: $762.3 million in cash, cash equivalents, and investments.
•Customer Engagement: Customer Engagement for the quarter was 404, an increase of 81% compared to 223 one year ago. [See FY23-Q4 Investor Supplemental for more details on Customer Engagement methodology.]

Key Customers
During the quarter, C3 AI closed 62 agreements including 36 pilots.
•The Company entered into new agreements with GSK, Indorama, and First Business Bank, and expanded agreements with Con Edison, Roche, Nucor Corporation, and Hewlett Packard Enterprise, among others.
•C3 AI’s federal business continues to show significant strength with federal bookings representing almost half of total bookings, up nearly 187% from the year prior. C3 AI signed 20 new federal agreements, including five agreements for C3 Generative AI.
•The Company closed new and expanded deals with the U.S. Navy, the Office of the Director of National Intelligence, Joint Staff J8, the Defense Logistics Agency, and the Administration for Children & Families, a division of the Department of Health & Human Services.

Customer Success Stories
•Building on its success in the manufacturing sector, C3 AI continues to work with Nucor to optimize production schedules across several mills, expanding the largest U.S. steel producer’s AI program. This expansion with Nucor also included two new use cases initiated in Q2: AI to improve forecasting, and generative AI targeted at facilitating proper health and safety procedures.
•Con Edison, a customer since 2017, continues to expand its use of C3 AI applications, most recently with C3 Generative AI to help workers quickly find answers to questions and analysis related to smart meter, service, and infrastructure data. In the second quarter, Con Edison completed two pilots of the newest application, which have since converted to production.

•C3 AI also converted two pilots and expanded its federal business within the U.S. Department of Defense at the Defense Logistics Agency (“DLA”), which provides logistical, acquisition, and technical support for the Army, Navy, Air Force, Marine Corps and other federal agencies and allies. C3 AI is helping the DLA improve efficiency, visibility, and readiness across the supply chain predicting consumption, inventory, and transportation of critical goods such as parts, components, and fuel.
•In Q2, the Administration for Children and Families (“ACF”), a division of the U.S. Department of Health and Human Services, has made the first order to C3 AI under a $90 million blanket purchase agreement. As a critical civilian agency, the ACF works to help unaccompanied children who cross the U.S. border find temporary shelter or permanent homes. The ACF will use the C3 AI Platform to perform complex data analysis more efficiently, examining the scope and resource landscape for children within the agency’s care, including staffing needs and how long these children are with their case managers — and ultimately use the resulting insights to inform decision makers on resource allocation and needs.

Key News
•The C3 AI partner ecosystem continues to drive significant growth. In Q2, the Company closed 40 agreements through its partner network, which partner network includes AWS, Baker Hughes, Booz Allen, Google Cloud, and Microsoft. The qualified opportunity pipeline with partners has increased by 75% in the past year.
•C3 AI and AWS expanded their Strategic Collaboration Agreement (“SCA”). Under the expanded SCA, C3 AI and AWS will focus on continuing to offer advanced generative AI solutions for enterprises.
•To meet market demand, C3 AI has announced and released a no-code, self-service generative AI application in AWS Marketplace, C3 Generative AI: AWS Marketplace Edition.
•In Q2, C3 AI was recognized multiple times for its innovation in the AI space. C3 AI has been named to Fortune 50 AI Innovators list and was recognized as a top 10 AI partner by Everest Group in its inaugural ‘Artificial Intelligence Top 50’ list of global market-leading AI-first technology providers.
•For the fourth year in a row, Constellation Research named C3 AI as a “solution to know” on its ShortListTM for Artificial Intelligence and Machine Learning Cloud Platforms in Q3 2023.

Pilot Growth
During the quarter, C3 AI closed 62 agreements including 36 pilots. The 36 pilots represented an increase from 24 pilots in the first quarter and 13 pilots in the year-ago quarter. Notably, 20 of these pilots were Generative AI pilots, an increase from eight in the first quarter.

Consumption Pricing
In Q1 FY23, C3 AI introduced a transition to a consumption-based pricing model to fuel growth, which the Company believes it is becoming the standard among enterprise SaaS companies in the industry. The consumption-based pricing model is based on vCPU/hour, in line with industry-standard cloud software pricing standards. The transition has been met with great reception among C3 AI’s prospects, customers, and partners. Since this transition, the Company has closed over 100 pilots on the new consumption pricing model. The Company believes traction with C3 Generative AI: AWS Marketplace Edition will further accelerate the Company’s consumption pricing adoption and customer engagement metrics.

C3 Generative AI
Recent estimates suggest that the market for Enterprise AI applications is bigger and expanding faster than certain experts previously anticipated. Bloomberg Intelligence estimates that generative AI will become a $1.3 trillion market by 2032. Goldman Sachs predicts that AI could increase corporate profits by 30% in the next decade, and that generative AI alone could raise the global GDP by 7%. C3 AI believes it is in a prime position to see a significant increase in opportunities for Enterprise AI, and the Company is also well-positioned to accelerate growth, gain market share, attain sustainable non-GAAP profitability and establish a market-leading position globally. As such, the Company plans to further accelerate its investment in generative AI, deepening its investments in lead generation, branding, market awareness, and customer success.

C3 AI closed 20 new agreements for C3 Generative AI in the second quarter. C3 Generative AI is addressing use cases across multiple industries including manufacturing, financial services, and defense & intelligence.
•The generative AI qualified pipeline grew to over 225 in Q2, an increase of more than 55% from Q1.
•C3 AI has announced a no-code, self-service generative AI application in AWS Marketplace, C3 Generative AI: AWS Marketplace Edition, allowing users of all technical levels to begin using generative AI in minutes in their enterprise. The application provides a starting point for customers and can be quickly scaled across the enterprise and can be used together with all other C3 AI applications. C3 Generative AI: AWS Marketplace Edition is now available under a 14-day free trial in AWS Marketplace via private preview.

Financial Outlook:

The Company’s guidance includes GAAP and non-GAAP financial measures.

The following table summarizes C3 AI’s guidance for the third quarter of fiscal 2024 and full-year fiscal 2024:

(in millions)	Third Quarter Fiscal 2024 Guidance	Full Year Fiscal 2024 Guidance
Total revenue	$74.0 - $78.0	$295.0 - $320.0
Non-GAAP loss from operations	$(40.0) - $(46.0)	$(115.0) - $(135.0)

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation expense-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our historical non-GAAP results included in this press release. Our fiscal year ends April 30, and numbers are rounded for presentation purposes.

Conference Call Details

What:	C3 AI Second Quarter Fiscal 2024 Financial Results Conference Call
When:	Wednesday, December 6, 2023
Time:	2:00 p.m. PT / 5:00 p.m. ET
Participant Registration:	https://register.vevent.com/register/BIe37b9b099bea488eb9570b24243fce69 (live call)
Webcast:	https://edge.media-server.com/mmc/p/zc6c5s27/ (live and replay)
Investor Presentation Details

An investor presentation providing additional information and analysis can be found at our investor relations page at ir.c3.ai.
Statement Regarding Use of Non-GAAP Financial Measures

The Company reports the following non-GAAP financial measures, which have not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

•Non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, and non-GAAP net loss per share. Our non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, and non-GAAP net loss per share exclude the effect of stock-based compensation expense-related charges and employer payroll tax expense related to employee stock-based compensation. We believe the presentation of operating results that exclude these non-cash items provides useful supplemental information to investors and facilitates the analysis of our operating results and comparison of operating results across reporting periods.

We use these non-GAAP financial measures internally for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. Our presentation of non-GAAP financial measures may not be comparable to similar measures used by other companies. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand our business. Please see the tables included at the end of this release for the reconciliation of GAAP to non-GAAP financial measures.

Use of Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts, including our market leadership position, anticipated benefits from our partnerships and investments, financial outlook, our expectations relating to our new consumption-pricing model and the impact to our results of operations, the expected benefits of our offerings (including the potential benefits of our C3 Generative AI offerings), our business strategies, plans, and objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including difficulties in evaluating our prospects and future results of operations given our operating history, our dependence on a limited number of existing customers that account for a substantial portion of our revenue, our ability to attract new customers and retain existing customers, market awareness and acceptance of enterprise AI solutions in general and our products in particular, and our history of operating losses. Some of these risks are described in greater detail in our filings with the Securities and Exchange Commission, including our Quarterly Reports on Form 10-Q for the fiscal quarters ended July 31, 2023 and, when available, October 31, 2023, although new and unanticipated risks may arise. The future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Except to the extent required by law, we do not undertake to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations.

About C3.ai, Inc.
C3.ai, Inc. (NYSE:AI) is the Enterprise AI application software company. C3 AI delivers a family of fully integrated products including the C3 AI Platform, an end-to-end platform for developing, deploying, and operating enterprise AI applications, C3 AI applications, a portfolio of industry-specific SaaS enterprise AI applications that enable the digital transformation of organizations globally, and C3 Generative AI, a suite of domain-specific generative AI offerings for the enterprise.

Investor Contact
ir@c3.ai

C3 AI Public Relations
Cheryl Sanclemente
415-988-4960
pr@c3.ai

Source: C3.ai, Inc.

C3.AI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended October 31,		Six Months Ended October 31,
	2023	2022	2023	2022
Revenue
Subscription(1)	$66,449	$59,508	$127,801	$116,534
Professional services(2)	6,780	2,900	17,790	11,182
Total revenue	73,229	62,408	145,591	127,716
Cost of revenue
Subscription	30,937	19,165	61,371	33,257
Professional services	1,179	1,587	2,558	5,901
Total cost of revenue	32,116	20,752	63,929	39,158
Gross profit	41,113	41,656	81,662	88,558
Operating expenses
Sales and marketing(3)	49,895	44,936	93,780	87,923
Research and development	50,399	50,051	101,267	105,928
General and administrative	20,215	18,635	40,104	39,882
Total operating expenses	120,509	113,622	235,151	233,733
Loss from operations	(79,396)	(71,966)	(153,489)	(145,175)
Interest income	10,480	4,224	20,602	6,762
Other (expense) income, net	(638)	(945)	(877)	(1,966)
Loss before provision for income taxes	(69,554)	(68,687)	(133,764)	(140,379)
Provision for income taxes	226	163	374	342
Net loss	$(69,780)	$(68,850)	$(134,138)	$(140,721)
Net loss per share attributable to Class A and Class B common stockholders, basic and diluted	$(0.59)	$(0.63)	$(1.15)	$(1.30)
Weighted-average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted	118,656	108,876	117,125	107,885

(1)    Including related party revenue of $10,581 and $35,568 for the six months ended October 31, 2023 and 2022, respectively, and $19,238 for the three months ended October 31, 2022.
(2)    Including related party revenue of $5,804 and $150 for the six months ended October 31, 2023 and 2022, respectively, and $21 for the three months ended October 31, 2022.
(3)    Including related party sales and marketing expense of $810 and $7,031 for the six months ended October 31, 2023 and 2022, respectively, and $3,531 for the three months ended October 31, 2022.

C3.AI, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data)
(Unaudited)

	October 31, 2023	April 30, 2023
Assets
Current assets
Cash and cash equivalents	$149,009	$284,829
Marketable securities	613,260	446,155
Accounts receivable, net of allowance of $359 and $359 as of October 31, 2023 and April 30, 2023, respectively(1)	143,153	134,586
Prepaid expenses and other current assets(2)	25,662	23,309
Total current assets	931,084	888,879
Property and equipment, net	92,651	84,578
Goodwill	625	625
Long-term investments	—	81,418
Other assets, non-current(3)	46,754	47,528
Total assets	$1,071,114	$1,103,028
Liabilities and stockholders’ equity
Current liabilities
Accounts payable(4)	$25,740	$24,610
Accrued compensation and employee benefits	37,648	46,513
Deferred revenue, current(5)	40,486	47,846
Accrued and other current liabilities(6)	10,280	17,070
Total current liabilities	114,154	136,039
Deferred revenue, non-current	68	4
Other long-term liabilities	45,616	37,320
Total liabilities	159,838	173,363
Commitments and contingencies
Stockholders’ equity
Class A common stock	116	110
Class B common stock	3	3
Additional paid-in capital	1,856,307	1,740,174
Accumulated other comprehensive loss	(775)	(385)
Accumulated deficit	(944,375)	(810,237)
Total stockholders’ equity	911,276	929,665
Total liabilities and stockholders’ equity	$1,071,114	$1,103,028
(1)     Including amounts from a related party of $74,620 as of April 30, 2023.
(2)     Including amounts from a related party of $4,983 as of April 30, 2023.
(3)     Including amounts from a related party of $11,279 as of April 30, 2023.
(4)     Including amounts from a related party of $2,200 as of April 30, 2023.
(5)     Including amounts from a related party of $249 as of April 30, 2023.
(6)     Including amounts from a related party of $2,448 as of April 30, 2023.

C3.AI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended October 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(134,138)	$(140,721)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	6,220	2,413
Non-cash operating lease cost	454	1,101
Stock-based compensation expense	104,049	112,643
Accretion of discounts on marketable securities	(8,755)	(582)
Other	—	186
Changes in operating assets and liabilities
Accounts receivable(1)	(8,567)	(14,668)
Prepaid expenses, other current assets and other assets(2)	(665)	(3,204)
Accounts payable(3)	(2,918)	(28,197)
Accrued compensation and employee benefits	(2,551)	(1,050)
Operating lease liabilities	7,804	650
Other liabilities(4)	1,709	(882)
Deferred revenue(5)	(7,296)	(18,534)
Net cash used in operating activities	(44,654)	(90,845)
Cash flows from investing activities:
Purchases of property and equipment	(16,631)	(39,978)
Capitalized software development costs	(2,750)	(1,000)
Purchases of marketable securities	(489,871)	(384,024)
Maturities and sales of marketable securities	412,554	455,534
Net cash (used in) provided by investing activities	(96,698)	30,532
Cash flows from financing activities:
Proceeds from issuance of Class A common stock under employee stock purchase plan	5,055	—
Proceeds from exercise of Class A common stock options	10,163	1,782
Taxes paid related to net share settlement of equity awards	(9,686)	(3,375)
Net cash provided by (used in) financing activities	5,532	(1,593)
Net decrease in cash, cash equivalents and restricted cash	(135,820)	(61,906)
Cash, cash equivalents and restricted cash at beginning of period	297,395	352,519
Cash, cash equivalents and restricted cash at end of period	$161,575	$290,613
Cash and cash equivalents	$149,009	$277,622
Restricted cash included in other assets	12,566	12,566
Restricted cash included in prepaid expenses and other current assets	—	425
Total cash, cash equivalents and restricted cash	$161,575	$290,613
Supplemental disclosure of cash flow information—cash paid for income taxes	$281	$136
Supplemental disclosures of non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable and accrued liabilities	$7,293	$18,361
Right-of-use assets obtained in exchange for lease obligations (including remeasurement of right-of-use assets and lease liabilities due to changes in the timing of receipt of lease incentives)	$778	$—
Unpaid liabilities related to intangible purchases	$—	$1,500
Vesting of early exercised stock options	$294	$561
(1)Including changes in related party balances of $12,444 and $18,023 for the six months ended October 31, 2023 and 2022, respectively.
(2)Including changes in related party balances of $(810) and $(2,431) for the six months ended October 31, 2023 and 2022, respectively.
(3)Including changes in related party balances of $248 and $(16,396) for the six months ended October 31, 2023 and 2022, respectively.
(4)Including changes in related party balances of $(2,448) and $(2,510) for the six months ended October 31, 2023 and 2022, respectively.
(5)Including changes in related party balances of $(46) and $255 for the six months ended October 31, 2023 and 2022, respectively.

C3.AI, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages)
(Unaudited)

	Three Months Ended October 31,		Six Months Ended October 31,
	2023	2022	2023	2022
Reconciliation of GAAP gross profit to non-GAAP gross profit:
Gross profit on a GAAP basis	$41,113	$41,656	$81,662	$88,558
Stock-based compensation expense (1)	8,993	5,965	17,509	11,308
Employer payroll tax expense related to employee stock-based compensation (2)	297	186	838	572
Gross profit on a non-GAAP basis	$50,403	$47,807	$100,009	$100,438

Gross margin on a GAAP basis	56%	67%	56%	69%
Gross margin on a non-GAAP basis	69%	77%	69%	79%

Reconciliation of GAAP loss from operations to non-GAAP loss from operations:
Loss from operations on a GAAP basis	$(79,396)	$(71,966)	$(153,489)	$(145,175)
Stock-based compensation expense (1)	53,169	56,013	104,049	112,643
Employer payroll tax expense related to employee stock-based compensation (2)	1,274	991	3,774	3,033
Loss from operations on a non-GAAP basis	$(24,953)	$(14,962)	$(45,666)	$(29,499)

Reconciliation of GAAP net loss per share to non-GAAP net loss per share:

Net loss on a GAAP basis	$(69,780)	$(68,850)	$(134,138)	$(140,721)
Stock-based compensation expense (1)	53,169	56,013	104,049	112,643
Employer payroll tax expense related to employee stock-based compensation (2)	1,274	991	3,774	3,033
Net loss on a non-GAAP basis	$(15,337)	$(11,846)	$(26,315)	$(25,045)

GAAP net loss per share attributable common shareholders, basic and diluted	$(0.59)	$(0.63)	$(1.15)	$(1.30)
Non-GAAP net loss per share attributable common shareholders, basic and diluted	$(0.13)	$(0.11)	$(0.22)	$(0.23)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	118,656	108,876	117,125	107,885

(1)Stock-based compensation expense for gross profits and gross margin includes costs of subscription and cost of professional services as follows. Stock-based compensation expense for loss from operations includes total stock-based compensation expense as follows:

	Three Months Ended October 31,		Six Months Ended October 31,
	2023	2022	2023	2022
Cost of subscription	$8,514	$5,486	$16,570	$9,758
Cost of professional services	479	479	939	1,550
Sales and marketing	18,226	19,080	35,005	35,859
Research and development	16,685	23,905	33,718	49,122
General and administrative	9,265	7,063	17,817	16,354
Total stock-based compensation expense	$53,169	$56,013	$104,049	$112,643

(2)    Employer payroll tax expense related to employee stock-based compensation for gross profits and gross margin includes costs of subscription and cost of professional services as follows. Employer payroll tax expense related to employee stock-based compensation for loss from operations includes total employer payroll tax expense related to employee stock-based compensation as follows:

	Three Months Ended October 31,		Six Months Ended October 31,
	2023	2022	2023	2022
Cost of subscription	$282	$170	$791	$456
Cost of professional services	15	16	47	116
Sales and marketing	463	356	1,468	886
Research and development	415	386	1,232	1,329
General and administrative	99	63	236	246
Total employer payroll tax expense	$1,274	$991	$3,774	$3,033